Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87529 and 333-95795 of Dominion Resources, Inc. on Forms S-8 of our report dated June 25, 2001, appearing in this Annual Report on Form 11-K of System Thrift Plan of Consolidated Natural Gas Company and its Participating Subsidiaries for Employees who are not represented by a Recognized Union for the period ended December 30, 2000.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Richmond, Virginia
June 25, 2001